Exhibit 99.1

American Lorain Corporation
First Quarter 2010 Earnings Conference Call
May 13, 2010

Operator:

Good morning ladies and gentlemen. Thank you for standing by.  Welcome to the American Lorain First Quarter 2010 Earnings Conference Call. During today’s presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. If you have a question, please press the star, followed by the one, on your touch-tone phone. If you’d like to withdraw your question, please press the star, followed by the two. If you are using speaker equipment, please lift the handset before making your selection. This conference is being recorded today, Thursday, May 13th, 2010.

I would now like to turn the conference over to Matt Hayden with HC International. Please go ahead.

Matt Hayden:

Thank you, Douglas and good morning to everyone. Joining us today from China are American Lorain’s Chairman and CEO, Mr. Si Chen and the company’s CFO, Mr. Alan Jin. Mr. Chen and Mr. Jin will review and comment on financial and operational results for the first quarter of 2010 which ended March 31st of this year. After the company presentation, Management will also be available to answer questions.

I would like to remind those participating that the management’s prepared remarks today may contain forward-looking statements that are subject to risks and uncertainties and that management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the Safe Harbor to forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements related to the business of American Lorain and its subsidiary companies can be identified by a number of commonly used forward-looking terminology and a list of these and other risks can be found in the company’s filings with the SEC on 8-K, 10-Q and 10-K. In addition, the company is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For those of you who are unable to listen to the entire call, we will have an audio replay available and all of the information was provided in today’s press release. There’s also a webcast that’s going simultaneous with this call if you choose to listen to it. It’s an easy log-in. That information is also found in the press release.

So, at this time, I’d like to turn the call over where Mr. Chen is going to provide opening remarks and Alan will do translation. And at this time, (inaudible), the floor is yours.

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. Good morning everyone and the sales of our convenience food grew nearly six-fold during the first quarter of 2010. We expect sales to keep growing for our lunch box in the bean products. The growth of our convenience food sales is evidence of the success of the diversification strategy we have implemented. While our traditional chestnut revenues accounted for a significant percentage of our revenues and the supplier relationships, we are leveraging our expertise in the process and the package of foods to introduce new products through a larger and a growing distributor in the customer base which we have built over the last 15 years in China. Our goal is to become one of the premier packaged food manufacturers in China in the next three to five years.

Okay, thank you, Mr. Chen, and my name is Alan Jin. I’m the Chief Financial Officer of American Lorain. I would like to share with you now our performance in the first quarter of 2010.

For those of you who are new to American Lorain, we are a processed food company and we develop, manufacture and sell various food products. Our products include chestnut products, convenience food products and frozen, canned and bulk food products. We currently sell over 230 different products in 26 provinces in the administrative regions in China as well as export to 42 foreign countries. We operate through our four direct and indirect subsidiaries and one leased factory located in China.

For the first quarter in 2010, we continued to show revenue and a net income growth. Some of the highlights of the quarter include revenue… realized revenue was $24.6 million, up 15.8% from the corresponding quarter in 2009 and our gross profit was $5.7 million, up 10.9% from the corresponding quarter in 2009. Our net income was $1.86 million, up 6% from the corresponding quarter in 2009. Revenue growth was driven by sales of Lorain-branded convenience foods which account for 28.9% of total revenues in the first quarter of 2010 compared to 4.9% in the first quarter of 2009. Convenience food yielded revenue of $7.1 million, up $6.1 million or 586% increase from $1 million in the first quarter of 2009.

We produced 113 different convenience food products in three core categories; ready to heat and eat lunchbox foods, pickled cold dish vegetables in single serving package and the whole bean products packaged in a variety of flavors. Our frozen foods which are sold primarily to select export markets in Europe and wholesale customers in China contributed approximately 18.4% of revenues for the quarter compared to 35.3% in the first quarter of 2009. We will continue servicing our frozen food customers but as part of our broader marketing strategy we are not actively seeking new customers for this product segment.

Gross profit was $5.7 million, an increase of 10.9% from the same period in 2009. Gross margins were 23.3% in the first quarter of 2010 compared to 24.4% in the first quarter of 2009. The sales mix of products sold by us determines the blend in the margin which we report in any given quarter. Gross margin by product segments are 25 to 28% for chestnuts, 22 to 24% for convenience foods and 16 to 18% for frozen foods. A decrease in the percentage revenue contribution from the chestnut segment contributed to a slight decrease in blended gross profit margin for the quarter.

Operating income for the quarter increased 10.6% to $3.3 million with an operating margin of 13.6% compared to $3 million with an operating margin of 14.2% in the first quarter of 2009.

Sales, marketing and the general and administrative expense for the first quarter of 2010 were $2.4 million compared to $2.2 million the first quarter of 2009.

Net income for the quarter was $1.86 million, an increase of 6% from $1.75 million in the same period in 2009. Earnings per share were $0.07 based on 26.7 million diluted shares versus $0.07 in the first quarter of 2009 based on 25.1 million diluted shares.

As of March 31st, 2010, we had $8.5 million in cash compared to $12.1 million at the end of 2009. Working capital was $51.8 million as of March 31st, 2010. Accounts receivable were $20.2 million compared to $23 million as of December 31st, 2009 with corresponding DSOs in 2010 decreasing to 74 days versus 98 days in the same period in 2009. Current liabilities were $47.3 million compared to $46.8 million at the end of 2009. Shareholders equity was $97 million, a 2.4% increase from $94.7 million as of December 31st, 2009.

As of March 31st of 2010, we had $35.5 million in short-term loans which are being used for working capital requirements during the period. The loans have a weighted average interest rate of 7.1% .

We continued our efforts to expand our domestic distribution network and add more retail points during the first quarter. In April of 2010, we announced that 550 7-Eleven convenience stores in Guangzhou, China began selling Lorain-branded lunch box products and in May of 2010 we announced that we began promoting sales of Open Bottom frozen chestnuts at Lorain-branded retail food counters in 40 locations which we plan to expand to 70 in Beijing and Chongqing and expect to generate a total revenue of $3.6 million from these counters.

We provided 2010 guidance of $182- to $190 million in revenue which is equivalent to 24 to 29% organic growth for the year. We also provided net income guidance of $17.8 to $19 million in net income which is equivalent to 23% to 32% growth. We plan to continue to focus our resources on our core products in the high growth areas of our business. We have a number of products and sales strategies in place which are designed to focus our marketing efforts on higher margin product lines and to streamline our distribution systems to encourage larger stock orders from proven and supportive distributors in China.

Although our year will still have seasonality with the fourth quarter as the strongest, we expect that our entry into new product lines will help distribute our revenue generation more evenly throughout the year than in previous years. We remain confident that our initiatives will help us drive incremental growth and lead us to meet our guidance for 2010.

For the benefit of some new shareholders to understand the seasonality of our business, Q1 is normally the lightest of seasons of the business during the year. Q1 in 2009 represented approximately 14% of revenue and net income. During the balance of the rest of 2009, Q2 represented 15%, Q3 represented approximately 20% and Q4 was approximately 43% and that seasonality is mainly caused by the chestnut business which is very seasonal and harvest for chestnuts is from September to January.

We understand that many of you many have questions about the S-3 we filed earlier this year. Since the S-3 is still pending effective, we cannot comment about it at this moment. We hope you understand and respect our quiet period during this process and have come to understand the growth segments in our business during the course of the earnings conference call, press release and 10-Q filing we provided to the public over the last day.

Before I hand this back to the operator and open the floor to questions, I would like our Chairman, Mr. Chen, to address a little more and give the public a better understanding of the sales outlook for 2010 and also what we expect from the new retail chains like the 550 7-Eleven stores and from the promotion of our Open Bottom frozen chestnuts, what we expect that impact from revenue… the impact to revenue from these new retail points. Mr. Chen?

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

I would like to address several points regarding the sales of our products.

Si Chen:

(Chinese spoken)

Alan Jin:

The management team fully analyzed the guidance for 2010 in early May and we are very glad to tell you that the management team is very confident that we can achieve the previous guidance we provided for 2010. We expect that we will see growth in every quarter but the majority of the growth in both revenue and in net income will come in from the fourth quarter.

Another thing I want to address to you is the summer promotion of the frozen Open Bottom chestnuts at the Lorain-branded retail food counters. From the press release you will know that we are currently running the sale of frozen Open Bottom chestnuts at about 40 locations in Lorain-branded retail food counters. These sales are done through the equipment we developed and introduced to the counters and we plan to expand that to 70 counters in Beijing and Chongqing. Many of you probably don’t know very well the meaning and after the introduction of this new sales model and the equipment. It is revolutionary in the chestnut business. With the introduction of this equipment, we not only see a 20% increase in sales compared with same sale of the same products without the introduction of equipment. Also from the trial sales that we did both inside China as well as in international markets, we received extremely well feedback. As Lorain’s long-term goal is to build up an international brand of our chestnut products, the introduction of this equipment and also the sales model at the Lorain-branded retail food counters for the Open Bottom frozen chestnuts has laid a very solid foundation for us to progress along the track and eventually achieve our goal to build up the Lorain brand into a well-recognized international brand for chestnut products.

Si Chen:

(Chinese spoken)

Alan Jin:

Also I want to address a little more about access to the 550 7-Eleven stores in Guangzhou area. Although it is still a little early estimate the revenue impact from these 550 stores, I’m very glad to share with you what we see from the contract with 7-Eleven stores. We have been negotiating and successfully access into many supermarket or convenience store chains in China. Among all these supermarkets or convenience stores, 7-Eleven probably is the most demanding supermarket chain in China. They are very strong in the south part of China, particularly in the Guangzhou area and there are very, very reputable. By forming a partnership and doing business with 7-Eleven, it will benefit Lorain significantly on reputation. With that contract we expect it will be a lot easier for Lorain and the Lorain products will be more welcomed by other supermarket chains and the convenience store chains in China.

We had about 3,500 retailers selling our product at the end of 2009 and we just recently raised the target to 8,000 retailers selling our products by the end of 2010. We are very confident to achieve that and probably the retail points selling our products at the end of the year will be even more than 8,000.

Si Chen:

(Chinese spoken)

Alan Jin:

We are progressing very well and we are expanding very quickly our distribution network in China. We are very confident to tell you that we have no doubt we can achieve the guidance for 2010 and we expect an even brighter future, a better year for 2011 and in 2012. Thank you.

Now I would like to open the floor to the questions. Operator?

Operator:

Thank you, sir. We will now begin the question and answer session. As a reminder, if you have a question, please press the star followed by the one on your touch-tone phone. If you would like to withdraw your question, press the star followed by the two. If you are using speaker equipment you will need to lift the handset before making your selection.

The first question comes from the line of Biju Vasudevan with RedChip Capital. Please go ahead.

Biju Vasudevan:

Hi. Good morning. Congratulations for a fantastic result. My question to you is specifically regarding the frozen open… products that you launched recently. It is basically intended to counter seasonality if I understood it right. Will you please explain how the international market is faring now because in 2009, last quarter, (inaudible) was not that great from international markets? How do you see international markets faring now?

Alan Jin:

The question is for the chestnut sales in the international market. Are you talking about international market for all the three product segments?

Biju Vasudevan:

Yes.

Alan Jin:

For all the three product segments.  Oh, okay.

Si Chen:

(Chinese spoken)

Alan Jin:

Based on orders we have received so far from trade shows and other international customers, we expect that this year the international sales will be much better compared with 2009 and we’re expecting growth of about 20%. And also we see very encouraging results from the trial sales of frozen Open Bottom chestnuts in the branded food counters in other southeastern Asian countries including Singapore and Malaysia. The feedback we got from these markets are very positive and encouraging and if we add the revenue generated from sales of these branded food counters for our frozen Open Bottom chestnuts, the growth in the total exports will be even larger.

Biju Vasudevan:

If I heard you correctly, did you say 80/20 split?

Alan Jin:

For 2009 the domestic sales and the export is about 70/30. Thirty percent of our revenue is from international.

Biju Vasudevan:

How was it for fourth quarter 2010?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

And we also expect very strong growth from domestic sales so the total percentage of revenue contribution from exports will probably stay in the same range of about 30%.

Biju Vasudevan:

Okay. Thank you. And one more question; this is regarding your US operation. Especially after your distribution partnership with Well Luck in the US, could you please give an update on how it is faring, especially on what kind of product is sold and number of retail outlets that are sold?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Inaudible) sales with chestnut products as well as the bean products, Well Luck is helping us on the FDA approval as well as design of a new package. We expect that the distribution will formally start for our chestnut and bean products in about two months.

Biju Vasudevan:

Okay.

Si Chen:

(Chinese spoken)

Alan Jin:

And the one thing Mr. Chen wants to emphasize is the products that we sell through Well Luck will be Lorain-branded. It’s not like a private label that we export in the past.

Biju Vasudevan:

Okay. Okay, thank you. One last question and this is regarding the lunchbox products that you launched on the last quarter. In the last call it was mentioned that it was going to revolutionize your CF segment. How is it faring now is it going to be a big changer in terms the revenue in the CF segment?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

We still on full confidence on this product. We believe this is a product with high potential and we are very confident that we can build up this product into a top brand lunchbox product in China and we have full confidence to make it achievable.

Biju Vasudevan:

Okay. Do you have any revenue target for 2010 for this particular product?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

We expect at least a 50 million renminbi sales revenue from this single product.

Biju Vasudevan:

Is it 60? Six zero… 60 million.

Alan Jin:

Five zero million renminbi which is approximately $7- to $8 million revenue at least from this single product.

Biju Vasudevan:

Okay, thanks a lot. That was it. Thanks a lot for the information.

Alan Jin:

Thank you.

Operator:

Thank you. Our next question is from the line of Lanlan Xu with Hua Mei 21st Century. Please go ahead.

Lanlan Xu:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Lanlan Xu:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Lanlan Xu:

I want to know… I know the revenue from the lunchbox products now may be not so material but I am very happy that I didn’t need to go to their (inaudible) for to buy the product now because I see some lunchbox product in (inaudible) Market near my home so I think the product is very… we have very promising future. But the question is which part of China is first focus for this product?

Alan Jin:

Which province?

Lanlan Xu:

Yes. Which parts of China?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. For the advantage of other audience I’m just going to translate from what Mr. Chen said. The question is the sale area, the targeted sale area for the lunchbox products. It will focus on the more developed and populated cities as well as the south part of China where people tend to consume more rice and we sell our products at supermarket chains as well as cafes and other retail points.

Lanlan Xu:

Oh, okay. (Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Lanlan Xu:

Thank you, Alan.

Operator:

Thank you. Our next question comes from the line Echo He with Maxim Group.  Please go ahead.

Echo He:

Oh, hi. Alan (Chinese spoken).

First question actually is still about this lunchbox. I want to know do you have like a different type of product like low, high and premium or do you have that kind of categorization? And how many SKU do you have total for the lunchbox products?

Alan Jin:

(Chinese spoken)

Echo He:

Alan, (Chinese spoken)

Si Chen:

(Chinese spoken)

Translation:

We have in total 12 SKUs of lunch-box product at the moment.

We currently offer lunch-box products at all levels: premium, deluxe and regular

Type		Retail Price	Target Market	Main Competitor

"Si Hai Yu Dan", a local food company who
	45 days shelf	RMB12 -	Business districts at	provides lunch box products to Guangzhou and
Premium	life at 0 c	RMB14	Tier 1 cities	Shenzhen with avg. volume of 100,000 boxes a day

	6 months	RMB6 -	Supermarkets and	"San Quan" and "Lehui Foods". Both are
deluxe	shelf life at	RMB8	convenience stores	reputable food companies in China. "San Quan"
	room temp			is a listed company in China.

6 months
Regular	shelf life at	RMB4 -	Campus, internet	No major competition
	room temp	RMB5	CAFE

Okay. And then my second question is these lunchboxes, currently, what’s the percentage of revenue in your convenience food segment?  Currently.

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Echo He:

(Chinese spoken)

Translation:

Currently, the revenue percentage contribution from lunch-box product is not significant, accounting for less than 10% of total revenue of the convenience food segment.

Echo He:

And my last question actually is the cost. I know you did a lot of promotion and commercials on TV that’s included. What kind of a cost trend you are looking at this year?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Translation:

Our investment in marketing and advertising will be heavier during the first half of 2010 to promote the convenience food products. Overall, we are looking at similar percentage to sales revenue for our marketing cost for 2010.

Echo He:

That’s all my questions, thank you so much.

Operator:

Thank you. Ladies and gentlemen, in the interests of time we ask that you please limit your questions to a total of two and then you may re-queue for any follow ups that you may have.

Our next question comes from the line of Joy Wang with Rodman & Renshaw. Please go ahead.

Joy Wang:

Hi. Good morning. Gentlemen, I just have one question. Could you give us a sense of the long-term growth rate for your chestnut segment and then also, near-term, let’s say within the next one or two years, a growth rate for the convenience food segment. Thank you.

Alan Jin:

So the question was the long-term growth rate for chestnut and the near-term growth rate for convenience food, right?

Joy Wang:

Yes.

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Translation:

in long term we expect the chestnut business grow at around 15%. Convenience food business will grow very quickly and we expect more than 50% annual growth in the near term.

Joy Wang:

Very helpful. Thank you.

Alan Jin:

Thank you, Joy.

Operator:

Thank you. Our next question comes from the line of Alberto Besetso with Jayhawk Capital Management. Please go ahead.

Alberto Besetso:

Yes, thank you. Hi Alan. Hello Mr. Chen. Alan, one clarification, on the convenience food as far as I understand that we define as the new products, like bean lunchboxes and cold dish, so the question, number one is of the $7 million US in Q1, how much does come from those three products together?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Alberto, we don’t have the exact percentage right now but our lunchbox relatively ac.counted for a smaller percentage within that $7 million and the revenue contribution is much larger from the bean products as well as the cold dish products, especially the cold dish products.

Alberto Besetso:

Okay, because on the cold dish, I apologize but there was a person from Maxim that asked that question but I believe the answered as well. I didn’t catch the number. How much was the cold dish in Q1? Oh no, I apologize, the lunchbox, I meant the lunchbox. I’m sorry.

Alan Jin:

Lunchbox for Q1, that accounted less than 10%. Mr. Chen’s expectations for whole year sales of lunchbox products will be about 15 to 20% of our total convenience food sales revenue.

Alberto Besetso:

Okay. Okay if I want to recap—and I’m sorry, I just don’t want to keep this too long but… so of the 7 million, do you mind to say one more time, of the 7 million how do I look at the break down? I understand you don’t have the exact number, just a rough idea.

Alan Jin:

The gross will be mainly driven by cold dish products as well as the bean products. In Q1, sales of the lunchbox products is not significant so once and for sure that our gross is mainly coming from the three new products in Q1, the cold dish and bean products contributed the most.

Alberto Besetso:

Okay, okay.  And for the full year, these three products together, do you have an expectation?

Alan Jin:

For full year expect about… at least 60% of gross should be coming from these three new products.

Alberto Besetso:

Which number did you say? Sorry.

Alan Jin:

Six zero percent.

Alberto Besetso:

Six zero.

Alan Jin:

For lunchbox Mr. Chen expects 15 to 20 and the rest, the two should be able to contribute more than 40 % of total convenience food category sales.

Alberto Besetso:

Okay, all right. Thank you very much.

Alan Jin:

Thank you, Alberto.

Operator:

Thank you. And at this time there are no further questions in queue. I’d like to turn the call back over to Mr. Hayden for closing remarks.

Matt Hayden:

Great, thank you. And again we’d like to thank everyone for joining us on the call today. The Management, including Mr. Chen, will be in the US this month so if you have an interest in meeting with them, please feel free to contact myself or John Mattio. In addition, Alan or myself is available all day for follow-up questions you may have. We’re also happy to send over any presentation materials to the company for those who are just initiating their due diligence.

Thank you again and we look forward to speaking to you on the next conference call for Q2. Have a great day.

Alan Jin:

Thank you.

Operator:

Ladies and gentlemen, this concludes the American Lorain First Quarter 2010 Earnings Conference Call. We thank you for your participation and you may now disconnect.